ARTICLES OF AMENDMENT
                                  TO THE
                         ARTICLES OF INCORPORATION
                                    OF
                EDUCATIONAL STORYBOOKS INTERNATIONAL, INC.

      Pursuant to the applicable provisions of the Nevada Business Corporations Act, Educational Storybooks International, Inc. (the
"Corporation") adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

      FIRST: The present name of the Corporation is Educational Storybooks International, Inc.

      SECOND: The following amendments to its Articles of Incorporation were adopted by majority vote of shareholders of the Corporation in the manner prescribed by applicable law.

      1. The Article entitled ARTICLE I - NAME, is amended to read as follows:

                              ARTICLE I - NAME
      The name of the corporation is:  U.S. Plastic Lumber Corp.

      2. The Corporation has effectuated a 1 for 16 reverse stock as to its outstanding shares of common stock as of March 18, 1996, which reduces the outstanding shares as of that date from 15,200,000 shares to 950,000 shares. The reverse split does not change the authorized capital stock of the Corporation.

      THIRD: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 15,200,000.

      FIFTH: The number of shares voted for such amendments was 12,678,000 (83.4%) and no shares were voted against such amendment.

      DATED this  27TH   day of March, 1996.

                                  EDUCATIONAL STORYBOOKS INTERNATIONAL, INC.


                                 By:  /s/ Michael Dixon
                                  Michael Dixon, President and Secretary

                               VERIFICATION

STATE OF UTAH                )
                             : ss.
COUNTY OF SALT LAKE    )

      The undersigned being first duly sworn, deposes and states: that the undersigned is the Secretary of Educational Storybooks International, Inc., that the undersigned has read the Articles of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the sole director and stockholders of the Corporation.
                                        /s/ Michael Dixon
                                      Michael Dixon, Secretary


STATE OF UTAH                )
                             : ss.
COUNTY OF SALT LAKE    )

      Before me the undersigned Notary Public in and for the said County and State, personally appeared the President/Secretary of Educational Storybooks International, Inc., a Nevada corporation, and signed the foregoing Articles of Amendment as his own free and voluntary acts and deeds pursuant to a corporate resolution for the uses and purposes set forth.
      IN WITNESS WHEREOF, I have set my hand and seal this  27th   day of
March, 1996.

                                      /s/ Thomas G. Kimble
                                        NOTARY PUBLIC
Notary Seal: